CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (the "First Amendment") is entered into as of July 14th, 2016, by and between 445 SIMARANO DRIVE MARLBOROUGH LLC, a Massachusetts limited liability company ("Landlord") and HOLOGIC, INC., a Delaware corporation ("Tenant").

WHEREAS, Landlord and CYTYC CORPORATION ("Predecessor Tenant") entered into a certain lease dated July 11, 2006 (the "Lease") for approximately 145,527 rentable square feet of space (the "Premises") in the building (the "Building") located at 445 Simarano Drive, Marlborough, Massachusetts (the "Property"); and

WHEREAS, pursuant to a certain Assignment and Assumption of Lease Agreement of substantially even date herewith, Predecessor Tenant assigned all of its interest in and obligations under the Lease to Tenant, and Tenant accepted said assignment and assumed said obligations; and
WHEREAS, the Term of the Lease is scheduled to expire on February 28, 2019; and WHEREAS, Landlord and Tenant desire to extend the Term of the Lease and further modify the terms of the Lease as set forth herein.

NOW THEREFORE, in consideration of ONE DOLLAR and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Effective Date. Except where expressly stated to the contrary herein, the terms and conditions of this First Amendment shall be deemed effective as of the date set forth above (the "Effective Date").

2.
Status of Lease. Tenant and Landlord hereby represents and warrants that it is currently in possession of the Premises and acknowledges, agrees and confirms that the Lease is valid and presently in full force and effect.

3.
Completion of all Landlord Work. Etc. Tenant hereby acknowledges, agrees and confirms that all leasehold improvements and previous work to be performed and documentation to be provided and allowances to be paid by Landlord under the Lease, including without limitation, pursuant to Sections 1 and 15 and Exhibits B and K of the original Lease, have been substantially and satisfactorily completed, provided, paid or waived (as applicable) including all punch list items (if any) and Landlord has delivered the Premises to Tenant and Tenant has accepted possession of the same.

4.
Rentable Square Feet of Building. The references in Section l(A) and Section 4(F) of the Lease to the amount of rentable square feet of the Building are hereby changed from “175,763 sf “ to "176,020 sf."

5.	Tenant 's Proportionate Share. Tenant's Proportionate Share as set forth in Section 4(F) of the Lease is hereby changed from “82.8%f “ to “82.68%.”

6.	Term. The term of the Lease is hereby extended until February 29, 2024 (the "Expiration Date").

7.
Base Rent. Tenant shall continue to pay Base Rent through December 31, 2016 as set forth in Section 3 of the Lease, unaffected by this First Amendment. Notwithstanding the foregoing, so long as Tenant is not then in Default under the Lease, as defined in Section 33 of the Lease, beyond any applicable cure period, each of the monthly payments of Base Rent for each of October, November and December, 2016 shall be offset by a credit in the amount of [*******] for a total credit of [*******], but Tenant's obligation to pay Additional Rent and all other sums payable hereunder shall continue unabated. Effective as of January 1, 2017, Base Rent shall be paid as follows:

Period	Rent per square foot	Annual Rent	Monthly Rent
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]
[*******]	[*******]	[*******]	[*******]

* Notwithstanding the foregoing, so long as Tenant is not then in Default, as defined in Section 33 of the Lease, hereunder beyond any applicable cure period monthly payments of Base Rent shall be abated for the Rent Months of January 2018 and January 2019, but Tenant's obligation to pay Additional Rent and all other sums payable hereunder shall continue unabated.

8.
Option to Extend. The first sentence of Section 7 of the Lease is hereby revised to indicate that Tenant shall have the right and option to extend the term of the Lease for only one (1) additional period of five (5) years, commencing on the expiration of the original term as extended by this First Amendment.

9.
Right of First Offer. Tenant's Right of First Offer as set forth in Section 8 of the Lease is hereby terminated and said Section 8 is hereby deleted in its entirety. Accordingly all references to "Right of First Offer" and "ROFO Space" contained in the Lease, including without limitation, the following specific Lease provisions are also hereby deleted:

a.	Section 4(A)(2) in its entirety;

b.	Section l 4(A)(ii) in its entirety;

c.	The last sentence of Section l 9(D);

d.	The third sentence of Section 20(A); and

e.	The second and third sentences of Section 21.

10.	Tenant Work and Tenant 1mprovement Allowance.

a.
Landlord agrees to provide Tenant with an allowance (the "Tenant Improvement Allowance") of up to the aggregate amount of [*******] for its actual costs incurred which are directly related to the work set forth on the Tenant Improvements Work Letter (the "Tenant Improvements Work Letter") attached hereto as Exhibit A and incorporated herein (the "Tenant Work").

b.
Prior to commencement of the Tenant Work, Tenant shall: (i) obtain and submit to Landlord for its review and approval, complete plans and specifications for the Tenant Work which comply with all applicable governmental and municipal laws, codes and regulations, are sufficiently detailed, and substantially comport with the Tenant Work Letter ("Tenant's Plans"), and which shall not be materially modified after such approval without Landlord's prior written consent; (ii) procure and deliver to Landlord upon request, copies of a building permit and all other permits, licenses or approvals from all governmental authorities as are necessary to commence, conduct and complete the Tenant Work; (iii) provide Landlord upon request, with a list of all contractors, subcontractors and materialmen to be utilized by Tenant for the Tenant Work and copies of any construction or architect's contracts relating to the Tenant Work; (iv) cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees, and commercial general liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than the amounts set forth in Section 25 of the Lease, all such insurance to be written by properly licensed companies as provided in Section 25 of the Lease and insuring Landlord, Manager and Tenant as well as the contractors and subcontractors (as applicable), and to deliver to Landlord certificates evidencing all such insurance.

c.
Once commenced, Tenant shall diligently proceed in good faith and use commercially reasonable efforts to complete the Tenant Work as soon as practicable. Tenant shall cause the Tenant Work to be: (i) be made in accordance with Tenant's Plans approved by Landlord; (ii) constructed in a good and workmanlike manner using only first-class quality materials; and (iii) conducted in accordance with all applicable permits, licenses and approvals and all applicable governmental and municipal laws, codes, ordinances and regulations and otherwise in accordance with the terms and provisions of this Lease, including without limitation, Section 14, to the extent not inconsistent with the terms of this First Amendment.

d.	[*******].

e.
Tenant shall provide Landlord with at least forty-eight (48) hours advance notice of any planned shut-down of utilities associated with the Tenant Work (if any) and will coordinate the same so as to minimize any disruption of other tenants at the Property.

f.
Landlord and its representatives shall have the right at any time, without prior notice to Tenant, during the construction process to enter the Premises and observe the performance of the Tenant Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Tenant Work and the manner of performance thereof shall not be injurious to the Building or the Base Building Systems (as herein defined) and shall otherwise be in accordance with Tenant's Plans and in compliance with the provisions of the Lease. "Base Building Systems" shall mean: (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises); (ii) the exterior of the Building; (iii) the Building HVAC distribution system; (iv) any fire safety prevention/suppression system; and (v) any structural element or component of the Building.

g.
Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Premises, the Building or the Property for labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with the Tenant Work and shall cause any such lien to be released of record forthwith without cost to Landlord. Tenant shall also periodically collect interim lien waivers from contractors, subcontractors, materialmen, architects, engineers or other parties which furnished labor, materials or other services related to the Tenant Work, and if requested by Landlord, shall promptly provide Landlord with copies of the same. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property.

h.
To the maximum extent this agreement may be made effective, and in addition to Tenant's indemnity obligations set forth elsewhere in the Lease Tenant, hereby agrees to indemnify, defend and save Landlord harmless from and against any and all loss, cost, penalties, liabilities, damages and claims (including, without limitation, reasonable attorney's fees) arising from any act, omission or negligence of Tenant or Tenant's contractor or its subcontractors or their licensees, agents, servants or employees arising from the performance of the Tenant Work caused to any person or to the property of any person, the Building or the Property. This indemnity shall, to the maximum extent this agreement may be effective, also extend to all loss, cost, penalties, liability, damage, and claims of whatever nature asserted against the Landlord arising out of the use or occupancy or passage or travel in, over or upon, the Building or the Property by Tenant or by any person claiming by, through or under Tenant including, without limitation, Tenant's contractor, subcontractors and their respective agents, employees, contractors and customers or arising out of any delivery to or service supplied to the Premises or on account of or based on anything whatsoever done at the Building or the Property by any of them including, without limitation, any loss, cost, damages or claims sustained or incurred by Landlord as the direct result of any tenant of the Property claiming breach of the covenant of quiet enjoyment or an interference with ongoing business operations as the result of the Tenant Work. The indemnity contained in this subsection shall include indemnity against all cost, expenses, and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably approved by the

Landlord.    The indemnity contained in this subsection shall survive any expiration or earlier termination of the Lease.

i.
In addition to and without limitation of any other right or remedy provided to Landlord pursuant to the Lease, at law or in equity, and in the event that (i) Tenant's contractor shall fail or refuse to continue to perform the Tenant Work for any reason or (ii) Tenant's contractor shall abandon the project and cease performing the Tenant Work for more than ten (10) consecutive Business Days or (iii) all or any portion of the Tenant's Work is not performed strictly in accordance with Tenant's Plans, then, in any such case, Landlord shall have the right, but not the obligation, and upon ten (10) days' notice to Tenant, to complete the Tenant Work (at Landlord 's option with or without Tenant's contractor) in accordance with Tenant's Plans at the sole cost and expense of Tenant. In the event that Landlord shall exercise such right, Tenant agrees to pay Landlord forthwith upon demand all such sums incurred by Landlord in so completing the Tenant Work together with interest thereon at a rate equal to three percent (3.0%) over the WSJ prime rate then in effect (but in no event, more than the maximum rate permitted under Massachusetts law) as an additional charge hereunder.

J. Any alterations or improvements made by Tenant as part of the Tenant Work shall become part of the Premises and the property of Landlord at the expiration or earlier termination of this Lease, unless otherwise agreed to by the parties in writing. Notwithstanding the foregoing, Landlord reserves the right to require that Tenant demolish and remove, at Tenant's sole expense, any alterations or improvements made by Tenant. If so required, such demolition and removal will be completed prior to Tenant vacating the Premises upon the expiration or earlier termination of this Lease.

k.
Upon completion of the Tenant Work, Tenant shall provide to Landlord: (i) copies of all invoices mark as paid; (ii) copies of final lien waivers from Tenant's contractor and all subcontractors and materialmen; (iii) a copy of a certificate of occupancy from the City of Marlborough (if applicable) or other evidence satisfactory to Landlord that the City of Marlborough has signed-off and approved the completion of the Tenant Work; and (iv) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of the Tenant Work and payment of all of the costs and expenses thereof (collectively, the "Completion Documentation"). Within Thirty (30) days of Landlord's receipt of the Completion Documentation, Landlord shall issue payment to Tenant in an amount equal to the actual and verifiable cost of the Tenant Work not to exceed the Tenant Improvement Allowance.

11.	Mechanic's Lien. The following is added to the end of Section 23 of the Lease:

"In addition to and without limitation of any other right or remedy provided to Landlord pursuant to the Lease, at law or in equity, in the event that Tenant does not strictly comply with the terms of this Section, Landlord shall have the right, but not the obligation, to take whatever action is necessary to cause any such lien to be released of record at the sole cost and expense of Tenant. In the event that Landlord shall exercise such right, Tenant agrees to pay Landlord forthwith upon demand all such sums incurred by Landlord in connection with such actions together with interest thereon at a rate equal to three percent (3.0%) over the WSJ prime rate then in effect (but in no event, more than the maximum rate permitted under Massachusetts law) as an additional charge hereunder."

12.	Notices. The Notice addresses for Landlord contained in Section 37 of the Lease are hereby deleted and replaced with the following:
If to Landlord for payment of Base Rent and other charges:
445 Simarano Drive Marlborough LLC
c/o Metropolis Partners, Inc.
PO Box 252148
Los Angeles, CA 90025 Attn: Cathy Johnson
Facsimile: (888) 683-0445

If to Landlord for all other communications:    With copies to:

445 Simarano Drive Marlborough LLC c/o Metropolis Partners, Inc.
Ferry Building, Suite 225 San Francisco, CA 94111 Attn: David Agger Facsimile: (888) 683-0445

Bernstein, Shur 100 Middle Street
P.O. Box 9729
Portland, ME 04104-5029 Attn: William M. Welch, Esq. Facsimile: (207) 774-1127

445 Simarano Drive Marlborough LLC c/o Metropolis Partners, Inc.
PO Box 252148
Los Angeles, CA 90025 Attn: Cathy Johnson Facsimile: (888) 683-0445

13.
Brokerage. Landlord and Tenant each warrant and represent to the other that it has had no dealings with any real estate broker or agent in connection with this First Amendment, and that that it knows of no real estate broker or agent who is entitled to a commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demand, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through or under Tenant.

14.
Reaffirmation of Lease. Landlord and Tenant each reaffirms the Lease as hereby amended, and all terms and conditions of the Lease, including all defined terms, except as specifically amended by this First Amendment, shall have the same meaning and remain in full force and effect. No covenant or condition of the Lease shall be deemed waived by any action or non-action in the past. In the event of a conflict between the terms and conditions of this First Amendment and the Lease, the terms and conditions of this First Amendment shall control.

15.
Execution; Copies. This First Amendment and any documents executed or initialed in connection herewith may be executed in multiple counterparts, which together shall be construed to be a single document. Any one or more counterpart signature pages may be removed from one counterpart hereof and annexed to another counterpart of hereof to form a completely executed original instrument without impairing the legal effect of the signatures thereon. This First Amendment may be transmitted between the parties by facsimile machine or electronic mail and facsimile or scanned PDF copies of an original signature by either party hereto shall be binding as if such copies were original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, 445 Simarano Drive Marlborough LLC and Hologic, Inc. have caused this First Amendment to be duly executed under seal by their respective duly authorized representatives, as of the day and year first above mentioned.

WITNESS :    LANDLORD:
445 SIMARANO DRIVE MARLBOROUGH LLC,
By: RAM 445 Simarano Management, LLC

/s/ Philip Blix	By: /s/ David A. Agger
Its Manager

TENANT:
HOLOGIC, INC.

/s/ Lori M. Nickerson	By: /s/ Ed Zielinski
Its: VP, Facilities and Real Estate

EXHIBIT A

TENANT IMPROVEMENTS WORK LETTER

[See attached - one (1) page]

EXHIBIT A

TENANT IMPROVEMENTS WORK LETTER

[*******]